UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 9, 2005

MHI HOSPITALITY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	333-118873	20-1531029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 Capitol Landing Road

Williamsburg, Virginia 23185

(757) 229-5648

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operation and Financial Condition.

On November 8, 2005, MHI Hospitality Corporation (the “Company”) issued a press release announcing the results of operations and financial condition of the Company for the quarter ended September 30, 2005. On November 9, 2005, a copy of the release was furnished as Exhibit 99.1 to a report filed on Form 8-K, and was incorporated by reference therein.

The Company files this amendment to the Form 8-K to correct financial data included in the Reconciliation Table relating to Funds from Operations (“FFO”) and FFO Per Share for the current fiscal year. This table is included in the Outlook and Market Trends section of the press release. The table as originally presented included inaccurate information regarding the projected range of depreciation and amortization costs which, in turn, affected the remaining items in the table other than FFO Per Share which remains as originally disclosed at $0.80 – $0.86 per share. The FFO Reconciliation table with amended and restated numbers is below:

Reconciliation Table

(In millions, except for per share data)	Low Range	High Range
Net income available to common shareholders	$2.7	$2.8
Depreciation and amortization	4.0	4.5
Minority interests adjustments	1.7	1.7
Funds from Operations (FFO)	$8.4	$9.0
FFO per Share (fully converted)	$0.80	$0.86

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2005

MHI HOSPITALITY CORPORATION

By:	/s/ Andrew M. Sims
Name:	Andrew M. Sims
Title:	President and Chief Executive Officer

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